GREATER ATLANTIC FINANCIAL CORP.

         10700 Parkridge Boulevard o Suite P50 o Reston, Virginia 20191
                     o (703) 391-1300 o Fax: (703) 391-1506

NEWS RELEASE

DATE:     FEBRUARY 22, 2006

CONTACT:  DAVID E. RITTER
          (703) 390-0344


                        GREATER ATLANTIC FINANCIAL CORP.

                    ANNOUNCES ENGAGEMENT OF FINANCIAL ADVISOR


Reston, Virginia - February 22, 2006. Charles W. Calomiris, Chairman of the Board of Greater Atlantic Financial Corp. (NASDAQ: GAFC), the holding company for Greater Atlantic Bank, announced today that the Company's Board of Directors has engaged Sandler O'Neill & Partners, L.P. to advise on the financial aspects of the Company's review of its strategic options.

Commenting on the engagement, Chairman Calomiris emphasized that Sandler O'Neill will assist the Company in evaluating all strategic alternatives available to the Company, including remaining independent.

Greater Atlantic Financial Corp. conducts its business operations through its wholly-owned subsidiary, Greater Atlantic Bank. The Bank offers traditional banking services to customers through six branches located in Rockville and Pasadena, Maryland, and Front Royal, New Market, Reston and South Riding, Virginia.